Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Koppers Holdings Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-135449, 333-200144, 333-211957, 333-219655, 333-224658, and 333-238041) on Form S-8 and (No. 333-236678) on Form S-3ASR of Koppers Holdings Inc. (the Company) of our reports dated February 24, 2021, with respect to the consolidated balance sheets of Koppers Holdings Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders’ equity for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule listed in the Index at Item 15(a) 2, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Koppers Holdings Inc.

Our report on the consolidated financial statements refers to a change in the Company’s method of accounting for leases.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
February 24, 2021